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Exhibit 3.13
(Articles of Incorporation of Acapulco Restaurant of
Downey, Inc.)

ARTICLES OF INCORPORATION

OF

ACAPULCO RESTAURANTS OF CHATSWORTH, INC.

        The undersigned, desiring to form a corporation under the laws of the State of California, declares:

        FIRST: The name of this Corporation is:

                     Acapulco Restaurants of Chatsworth, Inc.

        SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation code.

        THIRD: The name and address in this State of the corporation's initial agent for service of process is:

Glenn E. Glasshagel 2690 East Foothill Boulevard Pasadena, California 91107

        FOURTH: The corporation is authorized to issue 1,000,000 shares of capital stock, all of one class, to be designated "Common Stock." The stock of this corporation will be fully paid and nonassessable.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 4th day of October, 1985.

/s/ Glenn E. Glasshagel Glenn E. Glasshagel Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ACAPULCO RESTAURANTS OF CHATSWORTH, INC.,

a California corporation

        Phillip Ratner and Glenn Glasshagel certify that:

        1.     They are the President and the Assistant Secretary, respectively, of ACAPULCO RESTAURANTS OF CHATSWORTH, INC., a California corporation.

        2.     Article FIRST of the articles of incorporation of this corporation is amended to read as follows:

      "The name of this corporation is Acapulco Restaurant of Downey, Inc."

        3.     The foregoing amendment of articles of incorporation has been duly approved by the Board of Directors.

        4.     The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 2,500. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 21, 1988

/s/ PHILLIP RATNER Phillip Ratner, President

/s/ GLENN GLASSHAGEL Glenn Glasshagel, Assistant Secretary

[SEAL]

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Exhibit 3.13 Articles of Incorporation of Acapulco Restaurant of Downey, Inc.